Exhibit 107

FILING FEES

Calculation of Filing Fee Tables

Form 424(b)(2)

(Form Type)

M&T Bank Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	7.413% Fixed Rate/Floating Rate Senior Notes due October 30, 2029	457(r)(1)	$ 250,000,000	102.316%	$255,790,000	.00014760	$37,754.61

	Total Offering Amounts							$

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$37,754.61

(1)

The filing fee is calculated in accordance with 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Act”). In accordance with Rule 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-274646 filed on September 22, 2023.